UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
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TechTeam Global, Inc.

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TechTeam Global Announces Adjournment of Special Meeting of Stockholders to October 4, 2010
SOUTHFIELD, Mich., September 29, 2010...TechTeam Global, Inc. (NASDAQ: TEAM), a worldwide provider of information technology outsourcing and business process outsourcing services, today announced that, at its reconvened special meeting of stockholders held yesterday, its stockholders approved adjourning its reconvened special meeting to October 4, 2010 and to a different location. The special meeting is being held to approve the proposed sale of TechTeam Global’s government solutions subsidiary, TechTeam Government Solutions, Inc., to Jacobs Engineering Group Inc. (NYSE: JEC). As previously announced, adjournment was the only matter considered by stockholders at yesterday’s reconvened special meeting.
As previously disclosed, on September 14, 2010, TechTeam Global entered into an amendment to the original stock purchase agreement dated June 3, 2010 with Jacobs Engineering Group with respect to the proposed sale of Government Solutions to Jacobs Engineering Group. Pursuant to the amendment, Jacobs Engineering Group has agreed to acquire Government Solutions for $43 million in cash, subject to certain escrows and adjustments set forth in the definitive stock purchase agreement, as amended. The original stock purchase agreement provided for a purchase price of $59 million in cash, subject to certain escrows and adjustments set forth in the original stock purchase agreement. The board of directors of TechTeam Global unanimously approved the amendment to the original stock purchase agreement with Jacobs Engineering Group, and unanimously recommends that stockholders of TechTeam Global vote “FOR” the approval and adoption of the stock purchase agreement, as amended, and the consummation of the transactions contemplated thereby.
In connection with the execution of the amendment to the stock purchase agreement, TechTeam Global has delivered to its stockholders a supplement dated September 15, 2010 to its definitive proxy statement. The reconvened special meeting was adjourned in order to provide the stockholders of TechTeam Global with additional time to review and consider the information contained in such supplement and make their voting decision with respect to the proposed sale of Government Solutions.
The special meeting of stockholders to approve the sale of TechTeam Government Solutions to Jacobs Engineering Group will be reconvened on Monday, October 4, 2010, at 10:00 a.m. (local time), at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110. The record date for the special meeting remains July 30, 2010.
The definitive stock purchase agreement, as amended, provides that the closing of the sale of TechTeam Government Solutions will occur on the later of October 5, 2010 or the first calendar day after all closing conditions have been satisfied or waived. Assuming that stockholders approve the sale of Government Solutions to Jacobs Engineering Group at the reconvened meeting on October 4, 2010, TechTeam Global currently expects the transaction to close the following day, October 5, 2010.
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone +1 248 357 2866 • Fax +1 248 357 2570 •
www.techteam.com

Stockholders who have questions about the sale of Government Solutions or need assistance in submitting their proxies or voting their shares should contact The Altman Group, Inc., the firm assisting TechTeam Global in the solicitation of proxies, at 1200 Wall Street West, Lyndhurst, New Jersey 07071, or toll-free at +1 877 283 0320. Banks and brokerage firms can call The Altman Group collect at +1 201 806 7300.
About TechTeam Global, Inc.
TechTeam Global, Inc. is a leading provider of IT outsourcing and business process outsourcing services to large and medium businesses, as well as government organizations. The company’s primary services include service desk, technical support, desk-side support, security administration, infrastructure management and related professional services. TechTeam also provides a number of specialized, value-added services in specific vertical markets. Founded in 1979, TechTeam has nearly 2,500 employees across the world, providing IT support in 32 languages. TechTeam’s common stock is traded on the NASDAQ Global Market under the symbol “TEAM.” For more information, call +1 800 522 4451 or visit www.techteam.com.
About Jacobs Engineering Group Inc.
Jacobs is one of the world’s largest and most diverse providers of technical, professional, and construction services.
Important Additional Information Filed With The SEC
TechTeam Global has filed a definitive proxy statement dated July 30, 2010, a supplement to that definitive proxy statement dated September 15, 2010, and other relevant materials with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF GOVERNMENT SOLUTIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THOSE OTHER RELEVANT MATERIALS AND THE SUPPLEMENTARY PROXY MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.
Investors and security holders may obtain free copies of the definitive proxy statement and such supplementary proxy materials, including all exhibits thereto, and other documents filed with the SEC by TechTeam Global through the Web site maintained by the SEC at http://www.sec.gov. In addition, investors and security holders may obtain, without charge, a copy of the definitive proxy statement and other materials and the supplementary proxy materials, at http://www.proxyvote.com or from TechTeam Global by submitting a written request to TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan 48033; or by calling +1 248 357 2866; or by visiting TechTeam Global’s Web site at http://www.techteam.com/investors.
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone +1 248 357 2866 • Fax +1 248 357 2570 •
www.techteam.com

Participants in the Solicitation
TechTeam Global, Jacobs Engineering Group and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies with respect to the proposed stock sale and the other matters to be brought at the special meeting of TechTeam Global’s stockholders to which the definitive proxy statement and such other solicitation materials (as amended by the supplemental proxy materials) relate. Information regarding the directors and executive officers of TechTeam Global and their ownership of TechTeam Global shares is contained in TechTeam Global’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 Form 10-K”), the proxy statement for TechTeam Global’s 2010 Annual Meeting of Stockholders which was filed with the SEC on April 30, 2010, and the definitive proxy statement referred to above (and as amended by the supplemental proxy materials), and is supplemented by other public filings made, and to be made, with the SEC. Information regarding the directors and executive officers of Jacobs Engineering Group Inc. is contained in the annual report of Jacobs Engineering Group on Form 10-K for the year ended October 2, 2009, which was filed with the SEC on November 20, 2009, and its proxy statement for its 2010 Annual Meeting of Shareholders, which was filed with the SEC on December 17, 2009. TechTeam Global investors and security holders may obtain additional information regarding the direct and indirect interests of TechTeam Global, Inc. and Jacobs Engineering Group, and their respective directors and executive officers, with respect to the proposed stock sale by reading the definitive proxy statement, the supplemental proxy materials and the other filings referred to above.
Cautionary Statement Regarding Forward-Looking Statements
The statements contained in this press release that are not purely historical, including statements regarding TechTeam Global’s expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may differ materially from those expected because of various known and unknown factors, risks and uncertainties. Factors, risks and uncertainties that may affect TechTeam Global’s ability to consummate the proposed stock sale and TechTeam Global’s business, financial condition and operating results include, but are not limited to: (i) the failure of Jacobs Engineering Group to waive any remaining conditions to completing the proposed stock sale that will not be satisfied prior to closing, including with respect to the receipt of any necessary consents; (ii) the failure of TechTeam Global to satisfy certain conditions to completing the proposed stock sale, including the receipt of the required approval of TechTeam Global’s stockholders and other third parties; (iii) the occurrence of any event, change or other circumstances that could result in the proposed stock sale not being consummated; (iv) the restrictions and limitations on the conduct of the Government Solutions business prior to the consummation of the proposed stock sale; (v) the restrictions on TechTeam Global’s ability to solicit or engage in discussion or negotiations with, or provide information to, a third party regarding alternative transactions involving Government Solutions; (vi) the outcome of any legal proceedings instituted against us and others in connection with the proposed stock sale; (vii) the failure of the proposed stock sale to close for any other reason; (viii) uncertainties as to the timing of the
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone +1 248 357 2866 • Fax +1 248 357 2570 •
www.techteam.com

consummation of the proposed stock sale; (ix) uncertainties as to how many TechTeam Global shares will be voted in favor of the proposals to be brought before the special meeting; (x) changes in the business of TechTeam Global, Government Solutions or Jacobs Engineering Group or Jacobs Technology during the period between the date hereof and the closing of the stock sale that could cause a condition to closing of the proposed stock sale not to be satisfied; (xi) adverse reactions to the proposed stock sale by stockholders of TechTeam Global or Jacobs, or others; (xii) the amount of purchase price adjustments, costs, fees, expenses and charges relating to the proposed stock sale; (xiii) uncertainties related to TechTeam Global’s future indemnification obligations under the stock purchase agreement, as amended, including the possibility of not receiving some or all of the escrowed portion of the purchase price; (xiv) TechTeam Global’s inability to recognize any of the benefits of the proposed transaction; (xv) uncertainties related to the proposed strategy of separating the Government Solutions business from Tech Team Global’s Commercial business; (xvi) other uncertainties related to such proposed strategy, including the possibility that TechTeam Global will not be able to successfully operate the remaining portion of its business on a stand-alone basis after the completion of the proposed stock sale; and (xvii) other risks, including but not limited to the items discussed in documents filed or furnished by TechTeam Global with the SEC, including matters contained in (A) “Item 1A — Risk Factors” of the 2009 Form 10-K, (B) “Part II, Item 1A — Risk Factors” of TechTeam Global’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, (C) the sections of the definitive proxy statement entitled “Material Considerations Relating to the Stock Sale Proposal” and “Cautionary Statements Concerning Forward-Looking Information” (including any amendment or supplement thereto contained in the supplemental proxy materials), and (D) information contained in subsequent reports and additional soliciting materials and otherwise in the definitive proxy statement, as it may be amended or supplemented from time to time. The forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
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Contacts:

TechTeam Global, Inc.	TechTeam Global, Inc.

Margaret M. Loebl	Chris Donohue
VP, Chief Financial Officer and Treasurer	VP, Strategy & Marketing
+1 248 357 2866	+1 248 357 2866
investors@techteam.com	cdonohue@techteam.com
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone +1 248 357 2866 • Fax +1 248 357 2570 •
www.techteam.com